                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                             MANVILLE CORPORATION
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- - --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- - --------------------------------------------------------------------------------
     (3) Filing Party:

- - --------------------------------------------------------------------------------
     (4) Date Filed:

- - --------------------------------------------------------------------------------

                                                                   April 5, 1995



DEAR STOCKHOLDERS:



         The 1995 Annual Meeting of Stockholders of Manville Corporation will be held in Atlanta, Georgia, on Friday, June 2, 1995.

         The only business scheduled for the Annual Meeting is the election of Directors and the ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of Manville Corporation. The Board of Directors recommends a vote FOR the election of the Board's nominees for Directors and FOR ratification of the appointment of Coopers & Lybrand L.L.P. No business presentations will be made at the Annual Meeting.

         The enclosed Annual Report contains our letter to stockholders, a financial and operating review, audited financial statements and other information of topical interest.


***************************************************************************
*                                                                         *
*  WE URGE YOU TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY CARD AND      *
*  PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE SO THAT AS MANY SHARES AS  *
*  POSSIBLE MAY BE REPRESENTED AT THE MEETING.  NO POSTAGE IS NEEDED IF   *
*  THE PROXY CARD IS MAILED IN THE UNITED STATES.                         *
*                                                                         *
***************************************************************************




         If you plan to attend the meeting in Atlanta, please check the appropriate box on your proxy card.


                                          Sincerely,



                                          W. T. STEPHENS
                                          Chairman of the Board, President,
                                          Chief Executive Officer and a Director

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To Holders of Manville Corporation Common Stock:


         The Annual Meeting of Stockholders of Manville Corporation will be held on Friday, June 2, 1995 at 8:00 a.m., at the Cobb Galleria Centre, Two Galleria Parkway, Atlanta, Georgia 30339, to:


              (i) elect Directors of Manville Corporation to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified;


             (ii) ratify the appointment of the firm of Coopers & Lybrand L.L.P. as independent accountants of Manville Corporation for the year 1995; and


            (iii) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


         Only holders of Manville Corporation Common Stock of record at the close of business on April 4, 1995, the record date, will be entitled to vote at the Annual Meeting.


         This Notice, Proxy Statement and the enclosed proxy card are sent to you by order of the Board of Directors.



April 5, 1995



                                                  Richard B. Von Wald
                                                  Senior Vice President,
                                                  General Counsel and Secretary
                                                  Manville Corporation
                                                  P.O. Box 5108
                                                  Denver, CO  80217-5108





***************************************************************************
*                                                                         *
*     It is important that stockholders, whether or not they expect to    *
*  attend the Annual Meeting, fill in, date and sign the enclosed proxy   *
*  card and promptly return it in the enclosed envelope.  No postage is   *
*  needed if the proxy card is mailed in the United States.               *
*                                                                         *
***************************************************************************

                               TABLE OF CONTENTS

PAGE

                                                                                                                      PAGE
                                                                                                                      ----
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Election of Directors (Proxy Item No. 1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Executive Officers of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Board Attendance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Committees of the Board of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Certain Relationships and Related Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Executive Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Report of the Compensation Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Compensation Summary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Aggregated Option/SAR Exercises in Last Fiscal Year and
                 Year-End Option/SAR Values . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Long-Term Incentive Plans - Awards in Last Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Employment Agreements and Other Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Compensation Committee Interlocks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Performance Graph  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Security Ownership of Certain Beneficial Owners and Management  . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Security Ownership of Certain Beneficial Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Security Ownership of Management . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Ratification of Appointment of Independent Accountants (Proxy Item No. 2) . . . . . . . . . . . . . . . . . . . . . .  24
Other Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Voting Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
Stockholder Proposals for 1996 Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





"Manville" or the "Company" when used in this Proxy Statement refers to Manville Corporation, incorporated in the State of Delaware in 1981, as well as, where applicable, its consolidated subsidiaries, including Riverwood International Corporation ("Riverwood") and Schuller International Group, Inc. ("Schuller") of which Manville owns approximately 81.5% and 100%, respectively.

                              MANVILLE CORPORATION
                                 P. O. BOX 5108
                            717 17TH STREET (80202)
                             DENVER, CO  80217-5108

                                PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of Manville for use at the Company's Annual Meeting of Stockholders, and is revocable at any time by the person giving it prior to its use at the Annual Meeting. If signed and returned, it will authorize the persons named as proxy to vote on the matters referred to therein. The authority conferred by all properly executed proxies will be exercised by such persons as specified therein.

         Only holders of the Company's common stock, $.01 par value ("Common Stock"), of record at the close of business on April 4, 1995, the record date, are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on that date, 122,923,523 shares of Common Stock were outstanding, which constituted the only outstanding class of voting securities of the Company. Each share of Common Stock is entitled to one vote. Shares may not be voted on a cumulative basis.

         Any stockholder giving a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to its use at the Annual Meeting. A stockholder may revoke a proxy by (i) delivering an instrument of revocation before the Annual Meeting to the Secretary of the Company at the Company's principal offices; (ii) duly executing a proxy bearing a later date or time than the date or time of the proxy being revoked; or (iii) voting in person at the Annual Meeting. A stockholder's attendance at the Annual Meeting will not by itself revoke a proxy given by such stockholder.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation of proxies by mail, proxies may be solicited by the Company's Directors, officers and other employees by personal interview, telephone and telegram. Such persons will receive no additional compensation for such services. The Company requests that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

         This Proxy Statement and the enclosed proxy card are first being sent to holders of Common Stock on or about April 5, 1995.

                             ELECTION OF DIRECTORS
                               (Proxy Item No. 1)

         Unless marked specifically to the contrary, proxies will be voted FOR the election as Directors of the persons named below. Directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote in the election. Each Director of the Company shall hold office until the next Annual Meeting and until his or her successor is elected and duly qualified. If any nominee should be unable to serve as Director, an event not now anticipated, proxies may be voted in favor of substitute nominees designated by the Board of Directors. All nominees have indicated their willingness to serve.

         Effective November 28, 1988, Manville consummated its Second Amended and Restated Plan of Reorganization (the "Plan") under Chapter 11 of the United States Bankruptcy Code. A copy of such Plan is available upon request from the Company. In connection with the Plan, Manville Personal Injury Settlement Trust (the "Trust"), formed to implement certain portions of the Plan, in particular, those relating to the settlement of asbestos health claims against the Company and certain of its affiliates, is entitled to approve two of the Company's nominees for Director. Robert A. Falise, Chairman and Managing Trustee of the Trust, and Louis Klein, Jr. and Christian E. Markey, Jr., Trustees of the Trust, presently are members of the Company's Board and are nominees for election to the Board at the Annual Meeting. The Trust has agreed that two of the Trustees nominated to the Company's Board satisfy its right of approval.

         The Board of Directors recommends a vote FOR the Board's nominees for Directors.

 John C. Burton                           Mr. Burton is the Ernst & Young Professor of Accounting and
 Ernst & Young Professor of               Finance at the Columbia University Graduate School of Business,
 Accounting and Finance,                  where he previously served as Dean from 1982 to 1988.  Before
 Columbia University Graduate             returning to Columbia University in 1978, he served as Deputy
 School of Business                       Mayor for Finance of the City of New York from 1976 to 1977 and as
 Director since 1989                      Chief Accountant of the Securities and Exchange Commission in
 Age:  62                                 Washington, D.C. from 1972 to 1976.  Mr. Burton received his B.A.
                                          degree from Haverford College and his M.B.A. and Ph.D. degrees from Columbia University.  Mr. Burton is also a Director of
                                          Commerce Clearing House, Inc., CPAC, Inc., Scholastic Inc. and
                                          Salomon Swapco, Inc. (a wholly owned subsidiary of Salomon
                                          Brothers Inc).  From 1991 to 1994, he was a public governor of the
                                          National Association of Securities Dealers.  He is also the author of numerous books and articles on accounting and financial subjects.  Mr. Burton is a member of both the Consultants' Panel of the Comptroller General of the United States and the Board of
                                          Trustees of Millbrook School.  Mr. Burton is a member of the Audit and Health, Safety and Environment Committees.

 Robert A. Falise                         Mr. Falise was elected a Trustee of the Trust in December 1991,
 Chairman and Managing Trustee,           and became its Chairman and Managing Trustee in January 1992.
 Manville Personal Injury                 From 1989 through December 1991, Mr. Falise was engaged in the
 Settlement Trust                         private practice of law specializing in corporate restructuring
 Director since 1992                      and the enhancement of shareholder value.  From 1987 to 1989, he
 Age:  62                                 served as Executive Vice President and Group Executive of Irving
                                          Bank Corporation and Irving Trust Company of New York.  From 1980
                                          to 1987, he was Vice President and General Attorney of RCA
                                          Corporation.  From 1966 to 1980, he was Vice President, General
                                          Counsel and Secretary of Dictaphone Corporation.  Prior to that,
                                          Mr. Falise was in the private practice of corporate law in New
                                          York City.  In 1960-61, he served as Assistant Director of the
                                          U.S. Commission on Civil Rights in Washington, D.C., and, earlier, as an Army Judge Advocate Officer specializing in international law in the Pentagon.  A graduate of Columbia College, Mr. Falise received his J.D. degree from Columbia University School of Law.
                                          Mr. Falise is also a Director of Riverwood International
                                          Corporation, the Caramoor Museum and Center for the Performing
                                          Arts, Westchester County, New York.  Mr. Falise is Chairman of the
                                          Board Organization and Operation Committee and a member of the
                                          Audit, Compensation and Executive Committees.

 Robert E. Fowler, Jr.                    Mr. Fowler is President, Chief Executive Officer and a Director of
 President and                            The Vigoro Corporation, a leading North American producer and
 Chief Executive Officer,                 distributor of potash, nitrogen-based fertilizers and related
 The Vigoro Corporation                   products.  From July 1993 until July 1994, Mr. Fowler served as
 Director since 1989                      President and Chief Operating Officer of The Vigoro Corporation.
 Age:  59                                 He previously served from 1990 to 1993 as President and Chief
                                          Executive Officer of BCC Industrial Services, Inc., located in New
                                          York City.  He was the Chairman, Chief Executive Officer and
                                          President of Josephson Office Products, Inc., from 1987 to 1990.
                                          Prior to that time he served as President and Chief Operating
                                          Officer of Rubbermaid Inc. from 1981 to 1987.  His career prior to joining Rubbermaid Inc. included 24 years with General Electric
                                          Company, where he became a corporate Vice President in 1978.  Mr.
                                          Fowler has a bachelor's degree in Chemical Engineering from
                                          Vanderbilt University.  He also serves as a Director of Itel
                                          Corporation and Alltrisa Corporation.  Mr. Fowler is a member of the Board Organization and Operation, Compensation and Health,
                                          Safety and Environment Committees.

 Todd Goodwin                             Mr. Goodwin is a General Partner of the New York investment
 General Partner,                         banking firm Gibbons, Goodwin, van Amerongen ("GGvA").  Prior to
 Gibbons, Goodwin,                        joining GGvA in 1984, he was a managing director of Merrill Lynch
 van Amerongen                            and a partner of White Weld.  Mr. Goodwin is also a Director of
 Director since 1991                      Riverwood International Corporation, Horace Mann Educators
 Age:  63                                 Corporation, Robert Half International, Rival Company, Schult
                                          Homes and Wells Aluminum, and is a Trustee of Merrill Lynch Funds
                                          for Institutions Series and Merrill Lynch Intermediate Fund.  He
                                          received his A.B. degree from Harvard College in 1954.  Mr.
                                          Goodwin is a member of the Audit and Compensation Committees.

 Michael N. Hammes                        Mr. Hammes is Chairman of the Board and Chief Executive Officer of
 Chairman and Chief                       The Coleman Company, Inc., a global marketer and manufacturer of
 Executive Officer,                       products used in the outdoor recreation and hardware industries.
 The Coleman Company, Inc.                Mr. Hammes was Vice Chairman of The Black & Decker Corporation,
 Director since 1993                      and prior to that was Vice President-International Operations for
 Age:  53                                 Chrysler Corporation, as well as serving in a number of positions at Ford Motor Corporation, with which he was affiliated for
                                          20 years.  He was a financial analyst with Equitable Investments
                                          Company before joining Ford Motor Corporation.  He holds a bachelor's degree from Georgetown University School of Foreign
                                          Service in International Economics/Foreign Trade and an M.B.A.
                                          degree in Finance from New York University.  Mr. Hammes is also a
                                          Director of International Technology Corporation and a member of the Development Board of the College of Business of Eastern
                                          Michigan University, and a member of the Board of Trustees of
                                          Center Stage Associates, a professional regional theater based in
                                          Baltimore.  He is a member of the Audit and Compensation
                                          Committees.

 John Nils Hanson                         Mr. Hanson has been President and Chief Executive Officer of the
 President and Chief                      Joy Mining Machinery unit of Harnischfeger Industries, Inc.
 Executive Officer,                       ("Harnischfeger") since the 1994 merger of Joy Technologies, Inc.
 Joy Mining Machinery unit of             ("Joy") and Harnischfeger.  Prior to the merger, he was Chief
 Harnischfeger Industries, Inc.           Operating Officer and President of Joy.  Harnischfeger is a
 Director since 1993                      manufacturer of underground and surface mining machinery, paper
 Age:  53                                 machinery, material handling equipment and environmental
                                          equipment.  From 1990 until he was elected President and a member of the Board of Joy, he ran its Mining Machinery Group.  Prior to
                                          1990, he served as Vice President for Caterpillar, Inc., and
                                          President of Solar Turbines Incorporated.  From 1973 to 1980, Mr.
                                          Hanson held various positions with Gould Inc.  He began his career with Westinghouse Electric Corporation in 1965 and held various positions with Westinghouse until 1973.  From 1970 to 1971, he was a White House Fellow and served as Executive Assistant to the
                                          United States Secretary of Labor.  He received his bachelor's degree in Chemical Engineering from Massachusetts Institute of
                                          Technology in 1964.  In 1965, he also earned a master's degree in
                                          Nuclear Engineering from M.I.T.  His doctorate degree was obtained from Carnegie Mellon University in Nuclear Science in 1969.  Mr.
                                          Hanson is a member of the Audit and Health, Safety and Environment
                                          Committees.

 Kathryn Rudie Harrigan                   Ms. Harrigan is the Henry R. Kravis Professor of Business
 Henry R. Kravis Professor of Business    Leadership at the Columbia University Graduate School of Business,
 Leadership,                              where she has been a professor in the Management and Organizations
 Columbia University Graduate School      Division since 1981.  Ms. Harrigan is also serving as the Faculty
 of Business                              Chair: Chazen International Institute and the Core Course
 Nominee                                  Coordinator for Strategic Management of the Enterprise.  Ms.
 Age:  44                                 Harrigan regularly performs consulting projects on strategic alliances and other strategic management issues, and has authored several books and numerous publications on these subjects.  Ms.
                                          Harrigan received her B.A. degree from Macalester College, her
                                          M.B.A. degree from University of Texas at Austin and her D.B.A.
                                          degree from Harvard Business School. Ms. Harrigan is also a
                                          Director of Cambrex Corporation and a member of the Advisory Board of Ronin Development and the Editorial Boards of several business and technical journals.  She served as External Member, Strategic
                                          Planning Committee of the Panasonic Industrial Controls Division,
                                          Matsushita Corporation from 1989 to 1992 and member of the Board of Governors, Academy of Management from 1986 to 1988.  She was inducted into the Fellows of the Academy of Management in 1989.

 Louis Klein, Jr.                         Mr. Klein, a financial consultant in New York City, was elected a
 Trustee,                                 Trustee of the Trust in December 1991.  Previous positions
 Manville Personal Injury                 included Chairman and Chief Executive Officer of Stendig Inc., an
 Settlement Trust                         importer and national marketer of prestige contract and
 Director since 1992                      residential furniture and textiles from 1989 to 1990; Chairman and
 Age:  59                                 Chief Executive Officer of Victoreen Inc., a manufacturer and international marketer of radiation detection and measurement equipment; Managing Director-Corporate Finance of Neuberger &
                                          Berman; Managing Director of Ardshiel Associates Inc.; Chairman,
                                          President and Chief Executive Officer of Hemdale Enterprises,
                                          Inc.; a partner of E.M. Warburg, Pincus & Co.; and a Senior
                                          Associate of Lazard Freres & Co.  Mr. Klein has been a
                                          court-appointed trustee in the divestiture of several businesses pursuant to consent decrees or final orders involving the U.S.
                                          Department of Justice and the Federal Trade Commission.  Mr. Klein
                                          received his A.B. degree from Harvard College and J.D. degree from
                                          Columbia Law School.  Mr. Klein also serves on the Board of
                                          Directors of Riverwood International Corporation and OCTuS, Inc.
                                          He is a member of the Audit and Compensation Committees.

 Stanley J. Levy                          Mr. Levy is a senior partner in the law firm of Levy Phillips &
 Senior Partner,                          Konigsberg and has specialized in environmental, toxic tort,
 Levy Phillips & Konigsberg               product liability and securities litigation for the past thirty
 Director since 1988                      years.  He is a graduate of Harvard University and Columbia Law
 Age:  60                                 School, and served as Chairman of the official committee
                                          representing current asbestos-health claimants in the Company's reorganization proceedings.  Mr. Levy's firm represents various personal injury claimants and owners of real property who either filed or will file claims against the Trust or the Manville
                                          Property Damage Settlement Trust.  Under Manville's Plan, these claims cannot be asserted against the Company.  He is a member of the American Bar Association, the Bar Association of the City of
                                          New York and the Association of Trial Lawyers of America, and has
                                          served as an Assistant Attorney General of the State of New York
                                          and as a member of the Town of North Hempstead Public Employees'
                                          Relations Board.  Mr. Levy is a member of the Audit and Health,
                                          Safety and Environment Committees.

 Christian E. Markey, Jr.                 A graduate of U.C.L.A. School of Law and a veteran of the United
 Trustee,                                 States Marine Corps, Judge Markey served as Vice President and
 Manville Personal Injury                 General Counsel of the University of Southern California from 1988
 Settlement Trust                         until his retirement in 1993.  A Trustee of the Trust since its
 Director since 1992                      inception, Judge Markey served as a Superior Court judge from 1974
 Age:  65                                 to 1988, following his appointment by Ronald Reagan, then governor of California.  Prior to 1974, he was engaged in the private practice of law in California.  For the past 20 years, Judge
                                          Markey has lectured and taught at the Whittier College School of
                                          Law, the University of Southern California Law Center and at
                                          various national and international institutes.  He is a former member of the Board of Regents of the University of California.
                                          In addition, Judge Markey has been appointed to the Commission on
                                          Judicial Performance by the California Supreme Court.  Judge
                                          Markey was founding Chairman of the Board of the Southern
                                          California Center for Law in the Public Interest.  He received the
                                          Chief Justice Roger Traynor Award from the Los Angeles Trial
                                          Lawyers for his extraordinary devotion to justice.  Judge Markey is also a Director of Riverwood International Corporation and is a
                                          member of the Board Organization and Operation, Compensation and
                                          Health, Safety and Environment Committees.

 W. Thomas Stephens                       Mr. Stephens was appointed President and Chief Executive Officer
 Chairman of the Board,                   of Manville in 1986 and appointed Chairman of the Board of
 President and Chief                      Manville on June 1, 1990.  Prior to that time, he held the
 Executive Officer,                       position of Executive Vice President and Chief Financial Officer
 Manville Corporation                     of Manville from 1984 to 1986.  Mr. Stephens earned his B.S. and
 Director since 1986                      M.S. degrees in Industrial Engineering from the University of
 Age:  52                                 Arkansas in 1965 and 1966, respectively.  Mr. Stephens joined
                                          Olinkraft, Inc., the predecessor to Riverwood International USA,
                                          Inc., Riverwood's primary operating subsidiary, in 1963.  Mr.
                                          Stephens serves as Chairman of the Board of Directors of Riverwood
                                          International Corporation and is a Director of Ball Corp., Public
                                          Service Company of Colorado Inc. and Stillwater Mining Company.
                                          He is Chairman of the Executive Committee and is a member of the
                                          Board Organization and Operation Committee.

 Will M. Storey                           Effective March 1, 1991, Mr. Storey was elected Executive Vice
 Executive Vice President,                President, Chief Financial Officer and Director of American
 Chief Financial Officer and              President Companies, Ltd., a multi-modal transportation
 Director,                                corporation with headquarters located in Oakland, California.
 American President                       From May 1989 to February 1991, Mr. Storey served as Vice Chairman
 Companies, Ltd.                          of Manville.  From 1982 to 1988, Mr. Storey was Vice Chairman and
 Director since 1988                      Chief Financial Officer of Federated Department Stores, Inc., and
 Age:  63                                 prior to that time was Executive Vice President of Boise Cascade
                                          Corporation.  He has a B.S. degree from Oregon State University and is a Certified Public Accountant.  He is also a Director of
                                          Riverwood International Corporation, T.I.S. Mortgage Investment
                                          Company and Albertson's Inc.  Mr. Storey serves as Chairman of the
                                          Audit Committee and is a member of the Compensation and Executive
                                          Committees.

 Raymond S. Troubh                        Mr. Troubh has been a financial consultant in New York City since
 Financial Consultant                     1974 and is also a former governor of the American Stock Exchange.
 Director since 1988                      He is a graduate of Bowdoin College and Yale Law School, and was a
 Age:  68                                 general partner of Lazard Freres & Co., an investment banking firm, from 1968 to 1974.  Mr. Troubh is also a Director of
                                          Riverwood International Corporation, ADT Limited, American
                                          Maize-Products Company, America West Airlines, Inc., Applied Power
                                          Inc., ARIAD Pharmaceuticals, Inc., Becton, Dickinson and Company,
                                          Benson Eyecare Corporation, Foundation Health Corporation, General
                                          American Investors Company, The Olsten Corporation, Petrie Stores
                                          Corporation, Time Warner, Inc., Triarc Companies, Inc. and
                                          Wheeling-Pittsburgh Corporation.  He is a member of the Audit,
                                          Compensation and Executive Committees.

EXECUTIVE OFFICERS OF THE COMPANY

         The names, ages and offices of the Chief Executive Officer and other executive officers of the Company are listed below. Each of the named executive officers has for five years or more served in a managerial or executive capacity with the Company.

OFFICER                             AGE                OFFICE
- - -------                             ---                ------
W. Thomas Stephens                   52                Chairman of the Board, President,
                                                       Chief Executive Officer and a Director

Richard A. Kashnow                   53                President, Schuller International Group, Inc.

Richard B. Von Wald                  52                Senior Vice President, General Counsel and Secretary

Robert E. Cole                       45                Senior Vice President and Chief Financial Officer


BOARD ATTENDANCE

         During 1994, the Board of Directors of the Company had 10 regular meetings. With the exception of Messrs. Fowler and Hammes, in 1994 each Director attended a minimum of 75% of the meetings of the Board of Directors and of the Committees of which the Director was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has five standing Committees:
Audit, Board Organization and Operation, Compensation, Executive and Health, Safety and Environment.

AUDIT COMMITTEE

         The Audit Committee is currently comprised of Ms. Bette B. Anderson (who is not standing for reelection) and Messrs. Burton, Falise, Goodwin, Hammes, Hanson, Klein, Levy, Storey (Chairman) and Troubh. The Audit Committee met nine times during 1994 and meets regularly with the Company's internal auditor, independent public accountants and operating and financial management. The principal functions of the Audit Committee are to: (i) review and report to the Board with respect to the annual financial statements and filings with the Securities and Exchange Commission; (ii) review and report to the Board with respect to accounting issues significant to the Company; (iii) review and report to the Board with respect to internal auditing, accounting and financial controls; (iv) review and report to the Board with respect to the appointment of independent public accountants, the annual audit by the independent public accountants, including the scope of the audit, and the compensation of the independent public accountants for both audit and non-audit services; (v) review and report to the Board with respect to the Company's policies governing compliance with laws and regulations, ethics and conflicts of interest and any significant instances of employee misconduct; and (vi) review summaries of travel and entertainment expenses of all officers of the Company.

COMMITTEE ON BOARD ORGANIZATION AND OPERATION

         The Committee on Board Organization and Operation is currently comprised of Ms. Anderson and Messrs. Falise (Chairman), Fowler, Markey and Stephens. The Committee on Board Organization and Operation met two times during 1994. The Committee on Board Organization and Operation considers and makes recommendations to the Board with respect to the composition of the Board and matters relating to the organization, operation, function, compensation and procedures of the Board and its Committees.

         Persons recommended by stockholders of the Company as suitable nominees for the position of Director are referred to the Committee on Board Organization and Operation for its consideration. Stockholders wishing to recommend persons for election to the position of Director should send their recommendations to the Secretary of the Company.

COMPENSATION COMMITTEE

         The Compensation Committee is currently comprised of Ms. Anderson (Chairperson) and Messrs. Ernest H. Drew (who is not standing for reelection), Falise, Fowler, Goodwin, Hammes, Klein, Markey, Storey and Troubh. The Compensation Committee met seven times during 1994. The principal functions of the Compensation Committee are to: (i) approve and report to the Board with respect to executive compensation, except those matters relating to the compensation of the Chief Executive Officer, which is approved by the full Board; (ii) review employee benefit programs and approve or recommend changes therein to the Board; and (iii) review with the Chief Executive Officer matters with respect to management development and succession.

EXECUTIVE COMMITTEE

         The Executive Committee is currently comprised of Ms. Anderson and Messrs. Drew, Falise, Stephens (Chairman), Storey and Troubh. The Executive Committee met once in 1994. The Executive Committee is delegated the authority of the full Board during the intervals between Board meetings insofar as may be lawful, except for actions relating to the declaration or payment of dividends. The Executive Committee has the responsibility to report actions taken by it to the full Board at the next meeting of the Board.

HEALTH, SAFETY AND ENVIRONMENT COMMITTEE

         The Health, Safety and Environment Committee is currently comprised of Ms. Anderson and Messrs. Burton, Drew (Chairman), Fowler, Hanson, Levy and Markey. The Health, Safety and Environment Committee met three times during 1994. The principal functions of the Health, Safety and Environment Committee are to provide oversight and to report and make recommendations to the Board with respect to the Company's activities relating to health, safety and environmental issues and product safety.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Trust owns approximately 78% of the Common Stock and by virtue of such stock ownership is able to nominate and elect Manville Directors as the Trust determines. Three of the Company's fourteen Directors, Messrs. Falise, Klein and Markey, are Trustees of the Trust. As described in the Plan and related exhibits, various payments to the Trust are to be made by Manville in the future and certain funds in this regard have already been transferred. Under the Plan, the Trust was funded with assets, including fifty percent of the Common Stock and convertible preferred stock entitling the Trust to increase its Common Stock holdings to approximately eighty percent (which increase took place in December 1992), Manville bonds, and the right to receive up to 20% of Manville's annual profits (as defined). The Company completed prepayment of substantially all of the Manville bonds in 1994. For further discussion of the Plan, the prepayment and related arrangements see Notes 2, 3, and 23 of the Company's Financial Statements contained in the enclosed Manville Corporation 1994 Annual Report to securityholders.

COMPENSATION OF DIRECTORS

         W. T. Stephens is the only Director who is employed by the Company. He receives no fees for serving as a Director in addition to his regular compensation.

         Except for Messrs. Falise, Klein and Markey, all non-employee Directors receive an annual retainer of $25,000, $1,000 for each Board meeting attended, $750 for each Committee of the Board meeting attended, and reimbursement for travel expenses related to attendance of Board and Committee meetings. Effective January 1, 1995, the amount for each Committee meeting attended increased to $1,000. Each Director (other than Messrs. Falise and Stephens) who serves as a Committee Chairman is paid an additional $2,500 per year. Director's fees earned by the Company's Directors who are Trustees of the Trust were paid directly to the Trust pursuant to the Manville Personal Injury Settlement Trust Agreement, as amended (the "Trust Agreement").

         In 1988, the Company adopted a retirement program for non-employee Directors of the Company which provides for continued payment of the annual retainer in effect at the time of the Director's retirement. If the retiring Director has served as a Director of the Company for five or more years and has attained age 70, continued payment of the retainer is for life. If the retiring Director has served as a Director for five or more years but has not attained age 70, the retainer continues for a period of years equal to the number of years of service or for life, whichever is less. No retirement benefits are paid to any Director retiring with less than five years service.

         In November 1992, the Company entered into an irrevocable trust arrangement with an independent financial institution to fund the retirement benefits expected to be paid to retiring Directors. The irrevocable trust was funded with $1,500,000, an amount determined by an independent actuary to be sufficient as of October 27, 1992 to fund the anticipated retirement benefits payable to retired or retiring Directors. In August, 1993, $275,000 of supplemental funding was contributed to the irrevocable trust based on the calculations of an independent actuary.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside Directors. The Board of Directors has delegated to the Committee the responsibility for establishing and administering the Company's executive compensation plans subject to the Board's final approval of major new compensation systems and the Chief Executive Officer's compensation. The Committee consults with outside compensation consultants, attorneys and other specialists. The Committee's unanimous approval of the Company's executive compensation programs in 1994 was based on each Committee member's judgment and evaluation of the various factors underlying the overall compensation philosophy described below.

         A primary objective of the Committee is to work with management to design and implement compensation systems that both attract and retain a top quality management team and motivate that team to produce and enhance stockholder value. The guiding principle of the Company's compensation system is "Pay for Performance," with an emphasis on variable pay tied to the attainment of performance goals. Under the Pay for Performance philosophy used throughout the organization, if the Company accomplishes its earnings plan, the combination of annual incentive bonuses which are dependent on performance, equity related long-term awards, and base salary, offers the opportunity for executives' average total compensation from all sources over a number of years to reach competitive levels of total compensation of Comparable Companies, as defined below. If the Company surpasses its earnings objectives, this combination of incentives, equity and salary can cause total compensation to reach the upper third of total compensation at Comparable Companies.

         The design of the compensation system is intended to align the interests of the executives with the interests of stockholders. Base salary and annual incentive compensation are tied to the achievement of goals set by the Board of Directors for corporate, subsidiary and business unit performance and are designed to encourage employees to anticipate and respond to business challenges and opportunities while avoiding an entitlement attitude.

         Together with its outside experts, the Committee evaluates compensation practices of other companies and the prevailing salary and total compensation levels for various levels of performance. Comparisons are made with compensation levels for most of the companies which are included in the Standard & Poor's Paper and Forest Products Index and the Standard & Poor's Building Materials Index, which reflect the Company's two principal lines of business, as well as compensation levels for companies of Manville's size in general industry (collectively, "Comparable Companies"). The Committee believes that pay comparisons should not be limited to the Standard & Poor's Paper and Forest Products Index and the Standard & Poor's Building Materials Index, since the availability of, and competition for, executive talent is not so limited. "Competitive levels" are determined based upon the average of the median levels of compensation among companies in the various surveys utilized. The Company's mix of businesses, its unique stock ownership, its commitments to the Trust and its strategic and tactical objectives are considered by the Committee when compensation policies are established.

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers of the Company to $1 million, unless certain requirements are met. To the extent consistent with the Company's compensation policies and the Committee's assessment of the interests of stockholders, the Company intends to comply with the requirements for deductibility of executive compensation under Section 162(m). However, the Committee will balance the costs and burdens involved in such compliance against the value of the tax benefits to be obtained by the Company thereby, and may in certain instances, as with Mr. Stephens' 1994 compensation, pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

COMPENSATION PHILOSOPHY

         This section outlines the Committee's philosophy for administering the three major components of executive pay: base salary, annual incentive and long-term incentive.

Base Salaries. The Committee determines base salaries of executives in accordance with the following factors listed in order of importance: the significance of the executive's position to the Company, an executive's experience and expertise in his or her position and market data for similar positions as developed by the Company and its outside experts. Individual salary increases are based on each person's performance as evaluated and approved by the Committee. Increases in base salaries for senior officers as a whole in 1994 averaged 13% after decreasing an average of 2% in 1993. The Company's average base salaries are lower than competitive levels for similar positions in Comparable Companies. The Committee uses a variety of compensation surveys, as discussed above, to evaluate competitive compensation practices.

Annual Incentive Bonus. Since 1987, the Company has utilized an annual incentive pay plan that provides larger than average bonus pay when Company performance exceeds targets approved by the Committee. The annual incentive pay plan also severely reduces or eliminates bonuses when Company performance fails to achieve those targets. Specifically, this plan is designed to offer significant awards when actual performance reaches or exceeds a level significantly above targeted performance levels. Conversely, under the formula in the plan, executives would be entitled to minimal or no awards when actual performance fails to reach minimum performance levels. Target bonuses for executive officers, which are payable when the Company achieves at or near 100% of its performance targets, range from 68% to 80% of their respective base salaries.

         For 1994, the maximum bonus potential, according to the formula in the plan, would be triggered at 130% of income from operations targets and the minimum bonus award required the achievement of 70% of income from operations targets. Achievements in excess of 130% of income from operations targets could result in bonuses in excess of 200% of target bonuses. The annual performance target and maximum and minimum performance levels are reviewed and approved by the Committee at the beginning of each year. The Committee has authority to, and does when appropriate, override the annual bonus formula based on assessments of overall and individual performance.

         In 1994, the Committee weighted 75% of the bonus on financial goals and 25% of the bonus on the Committee's assessment of an individual executive's performance. In considering individual awards, the Committee used its business judgment, and considered the following criteria: 1) record levels of income from operations at Schuller which exceeded the maximum bonus target levels; 2) improved financial results at Riverwood; 3) the restructuring of the Company's capital structure; and 4) the completion of the initial public offering of debt securities at Schuller. The Committee also took into account the Chief Executive Officer's appraisal of each executive officer. The Committee made its decision regarding individual awards without expressly weighting any of the foregoing criteria higher than any other of such criteria. For 1994, Manville achieved 118% of its income from operations target, Schuller achieved 142% of its income from operations target and Riverwood achieved 93% of its income from operations target. Based on the achievements described above, aggregate annual incentive compensation for executive officers in 1994 was 160% of target bonuses.

Long-Term Incentive Plans. To attract and retain top quality management, the Company uses several types of equity-related, long-term incentives for the Company's executive officers: stock options, stock appreciation rights ("SARs"), restricted stock, and cash payments based on dividends and other distributions on its Common Stock. All outstanding options and SARs are vested.

         Long-term incentive grants are generally made in multi-year cycles, with the cycles ranging from three to five years. The current five-year cycle of awards was initiated in January 1991 and was based on the discounted present value of long-term compensation paid by Comparable Companies. This cycle was made up of grants of performance shares (which were in the nature of phantom stock) plus performance units issued pursuant to the Company's Long-Term Cash Incentive Plan that entitle the holders to cash payments based on dividends and other distributions on the Common Stock. The performance share grants were "front-end loaded and back-end vested" in that the majority of the vesting was scheduled to occur in the last two years of the five-year vesting period. On December 9, 1992, all outstanding performance shares were converted to shares of restricted stock subject to the performance shares' remaining vesting schedules. The final vesting of the current five-year cycle will occur at the end of 1995. The Company's current long-term incentive plans terminate at the end of 1995.

         Mr. Kashnow, one of the Company's executive officers and the President of Schuller, also participates in the Schuller International Group, Inc. 1994 Long Term Cash Incentive Compensation Plan (the "Schuller Plan"). Awards under the Schuller Plan are in the form of performance units. The value of performance units granted in 1994 will be determined based on Schuller's performance over the 1994-1996 period against a financial goal based on earnings before interest, taxes, depreciation and amortization or "EBITDA."
The Committee established EBITDA performance minimums, targets and maximums corresponding with the 50th percentile, 75th percentile and 90th percentile, respectively, of the historical performance of the companies that comprise the Standard & Poor's Building Materials Index. Consistent with this level of performance target, the 1994 awards are intended to provide a target long-term incentive opportunity at the 75th percentile of the comparable market factoring. It is the intention of the Committee to provide new awards of performance units for successive three-year periods on an annual basis.

CEO Compensation. Mr. Stephens' total compensation has been determined according to the principles described above. Mr. Stephens' base salary during 1994 was $600,000, which is well below the average of annual salaries for chief executive officers of Comparable Companies. Based on the formula used to determine bonuses under the Company's annual incentive plan described above, including the Committee's subjective evaluation of his individual performance, the Committee approved an award to Mr. Stephens of $650,000.

         During 1994, the Committee reexamined the existing supplemental pension arrangement for Mr. Stephens and concluded that it was inadequate in light of the unique circumstances existing at the Company. The Committee determined to put into place the supplemental retirement arrangement described below under "Employment Agreements and Other Arrangements." In designing the supplemental retirement arrangement for Mr. Stephens, the Committee consulted with independent compensation consultants in order to determine a level of benefit that is fully competitive. The Committee's intent was to put into place an arrangement that is retentive while at the same time providing a significant incentive to maximize stockholder value. In that connection, the Committee made a restricted stock award in 1994 described under "Employment Agreements and Other Arrangements," which is an offset to the retirement benefit.

         The Committee believes the design of its total compensation system accomplishes the Company's goals of attracting new management talent, retaining the Company's existing quality management team and aligning the interests of executives with those of stockholders.


1994 COMPENSATION COMMITTEE

Bette B. Anderson, Chairperson
Ernest H. Drew
Robert A. Falise
Robert E. Fowler, Jr.
Michael N. Hammes
Louis Klein, Jr.
Christian E. Markey, Jr.
Will M. Storey
Raymond S. Troubh

COMPENSATION SUMMARY

         The following Summary Compensation Table sets forth the salary, bonus and other compensation earned during 1992 through 1994 by W. Thomas Stephens, the Company's Chief Executive Officer, and by each of the other executive officers of the Company (the "Named Executive Officers"). Bonuses are shown for the year earned, although these are generally paid at the beginning of the subsequent year.

===================================================================================================================================
                                                       MANVILLE CORPORATION

                                                    SUMMARY COMPENSATION TABLE
- - -----------------------------------------------------------------------------------------------------------------------------------
                                                                                       Long-Term Compensation
                                                                       ------------------------------------------------
                                       Annual Compensation                           Awards                Payouts
- - -----------------------------------------------------------------------------------------------------------------------------------
                                                                                          Securities
                                                        Other Annual   Restricted Stock   Underlying                     All Other
       Name and                                         Compensation      Award(s)       Options/SARs   LTCIP Payouts  Compensation
  Principal Position     Year   Salary ($)   Bonus ($)     ($)(1)          ($)(2)          (#)(4)          ($)(5)         ($)(6)
===================================================================================================================================
  W. Thomas Stephens     1994    600,000     650,000        2,506            (3)             -0-             -0-              9,000
Chairman of the Board,   ----------------------------------------------------------------------------------------------------------
   President, CEO &      1993    500,000     300,000        3,419            -0-             -0-             -0-             83,994
       Director          ----------------------------------------------------------------------------------------------------------
                         1992    550,000     298,404          531            -0-             -0-           998,400          269,630
===================================================================================================================================
  Richard A. Kashnow     1994    300,000     408,000        2,324            -0-             -0-             -0-              9,000
  President, Schuller    ----------------------------------------------------------------------------------------------------------
 International Group,    1993    265,000     320,114        3,259            -0-             -0-             -0-              8,994
         Inc.            ----------------------------------------------------------------------------------------------------------
                         1992    265,000     250,000        3,256            -0-             -0-           291,200            7,130
===================================================================================================================================
 Richard B. Von Wald     1994    245,833     275,000        4,625            (3)             -0-             -0-              9,000
Senior Vice President,   ----------------------------------------------------------------------------------------------------------
  General Counsel &      1993    225,000     150,000          930            -0-             -0-             -0-              8,994
      Secretary          ----------------------------------------------------------------------------------------------------------
                         1992    225,000     150,000         502             -0-             -0-           174,720          257,130
===================================================================================================================================
    Robert E. Cole       1994    225,000     275,000       4,625             -0-             -0-             -0-              9,000
Senior Vice President,   ----------------------------------------------------------------------------------------------------------
        Chief            1993    200,000     150,000         -0-             -0-             -0-             -0-              8,994
   Financial Officer     ----------------------------------------------------------------------------------------------------------
                         1992     200,000     150,000        -0-             -0-             -0-           151,840          187,130
===================================================================================================================================

(1) Other Annual Compensation represents tax reimbursed by the Company to the Named Executive Officers in respect of the taxable value of perquisites provided to such officers.

(2) The number and value of aggregate restricted stock holdings for each of the Named Executive Officers at the end of 1994, based on the net fair market value of the Company stock on December 31, 1994, are as follows: Mr. Stephens - 527,000 shares with a value of $4,743,000; Mr. Kashnow - 55,000 shares with a value of $495,000; Mr. Von Wald - 183,000 shares with a value of $1,647,000; and Mr. Cole - 27,500 shares with a value of $247,500. Of the 527,000 shares for Mr. Stephens and the 183,000 shares for Mr. Von Wald, 340,000 and 150,000 shares, respectively, were awarded in 1994 and related to certain retirement benefits. See note 3 below. The following table shows the vesting schedule of all shares awarded which, as of December 31, 1994, had not previously vested for the four Named Executive Officers:


                    ================================================================================
                                              1995            1996          1997-1999         TOTAL
                    ================================================================================
                    W. T. Stephens           255,000         68,000          204,000         527,000
                    --------------------------------------------------------------------------------
                    R. A. Kashnow             55,000           -0-             -0-            55,000
                    --------------------------------------------------------------------------------
                    R. B. Von Wald            63,000         30,000           90,000         183,000
                    --------------------------------------------------------------------------------
                    R. E. Cole                27,500           -0-             -0-            27,500
                    ================================================================================


         Each share of restricted stock is entitled to receive dividends declared and paid on shares of the Common Stock, subject in the case of the 1994 restricted stock awards to deferral or a cap in certain limited circumstances. Upon the occurrence of certain events which constitute a Change in Control (as defined under "Employment Agreements and Other Arrangements") and upon the occurrence of certain events described in the award agreements (including certain terminations of employment in the case of the 1994 restricted stock awards), all outstanding shares of restricted stock become immediately vested and their value may be paid in cash to the holders.

(3) Messrs. Stephens and Von Wald received restricted stock awards, as well as cash payments, in 1994 as a partial offset to certain supplemental retirement benefits. See "Employment Agreements and Other Arrangements."

(4)      No Options or SARs were granted in any year indicated.

(5) Payouts are on performance units issued pursuant to the Manville Corporation Long-Term Cash Incentive Plan. No payouts were made in 1993 or 1994. The Long-Term Cash Incentive Plan terminates on December 31, 1995.

(6) Amounts in this column for 1994 represent the Company's $9,000 contribution to the Named Executive Officers' accounts in the Manville Corporation Thrift Plan.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
VALUES

         The following table provides information concerning the exercise of stock options and SARs by the Named Executive Officers during 1994 and the value of unexercised options and SARs based on the difference between the Company's stock price at the close of trading on December 31, 1994 and the exercise price of the Option or SAR.

=======================================================================================================================
                                                MANVILLE CORPORATION

                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                         AND YEAR-END OPTION/SAR VALUES

                                          YEAR ENDED DECEMBER 31, 1994
- - -----------------------------------------------------------------------------------------------------------------------
        (a)                   (b)             (c)                    (d)(1)                           (e)(2)
- - -----------------------------------------------------------------------------------------------------------------------
                                                              Number of Unexercised            Value of Unexercised
                                                               Options and SARs at         In-the-Money Options/SARs at
                             Shares                                FY-End (#)                       FY-End ($)
                          Acquired on        Value
Name                      Exercise (#)    Realized ($)      Exercisable/Unexercisable       Exercisable/Unexercisable
=======================================================================================================================
W. Thomas Stephens            None            None                     208,000/0                        286,000/0
- - -----------------------------------------------------------------------------------------------------------------------
Richard A. Kashnow            None         114,950(3)                   42,400/0                        145,000/0
- - -----------------------------------------------------------------------------------------------------------------------
Richard B. Von Wald           None            None                      42,400/0                         58,300/0
- - -----------------------------------------------------------------------------------------------------------------------
  Robert E. Cole              None            None                      56,400/0                         77,550/0
=======================================================================================================================



         (1) All are fully vested and exercisable and, except for Messrs. Kashnow and Von Wald, include equal numbers of Options and freestanding SARs related to the Common Stock. Messrs. Kashnow and Von Wald each hold 42,400 Options, but no SARs.

         (2) Based upon the closing stock price of the Common Stock of $9.00 on December 31, 1994, less the exercise price of $7.625 for all Options and SARs, except 19,000 Options owned by Mr. Kashnow with an exercise price of $6.875 per share.

         (3) On February 3, 1994, Mr. Kashnow exercised 42,400 SARs with a weighted exercise price of $7.29 per share at $10.00 per share, the then current market value of the Common Stock.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

====================================================================================================================================
                                                LONG-TERM INCENTIVE PLANS - AWARDS
                                                        IN LAST FISCAL YEAR
- - ------------------------------------------------------------------------------------------------------------------------------------
                   Number of Shares,        Performance or Other         Estimated Future Payouts Under Non-Stock Price-Based Plans
                 Units or Other Rights    Period Until Maturation        ----------------------------------------------------------
Name                      (#)                    or Payout                  Threshold                Target            Maximum
(a)                     (b) (1)                   (c) (2)                    ($) (3)                 ($) (4)           ($) (5)
====================================================================================================================================
W. Thomas Stephens          0                        N/A                        N/A                     N/A               N/A
- - ------------------------------------------------------------------------------------------------------------------------------------
Richard A. Kashnow        1,300               December 31, 1996              $650,000               $1,300,000         $3,900,000
- - ------------------------------------------------------------------------------------------------------------------------------------
Richard B. Von Wald        -0-                       N/A                        N/A                     N/A               N/A
- - ------------------------------------------------------------------------------------------------------------------------------------
Robert E. Cole             -0-                       N/A                        N/A                     N/A               N/A
====================================================================================================================================


(1) Units were granted under the Schuller Plan, which was adopted in 1994 for Schuller. The Schuller Plan provides for units to be granted to participants, which entitle participants to receive cash payments. The cash payments are determined based upon Schuller's EBITDA (as defined in the Schuller Plan) over the three-year determination period.

(2) Cash payments under the Schuller Plan are made at the end of the three-year determination period for each grant. Upon certain events that constitute a "change of control" (as defined in the Schuller
         Plan), the value of outstanding units (determined as if the target level of cumulative EBITDA for the applicable determination period was met) is payable in cash to the participants.

(3) No payments will be made under the Schuller Plan unless Schuller's EBITDA over the three-year determination period is $550 million, at which point each participant will be entitled to receive $500 per unit held by such participant.

(4) The target payment of $1,000 per unit shall be made if Schuller's EBITDA over the three-year determination period is $650 million.

(5) The maximum payment of $3,000 per unit shall be made if Schuller's EBITDA over the three-year determination period is more than $1 billion.

PENSION PLAN

         Salaried employees and employees at designated non-union locations of Manville and its subsidiaries (except Riverwood whose employees are covered by separate plans) are participants in the Schuller International Employees Retirement Plan (the "Retirement Plan"). Pension benefits under the Retirement Plan are limited to the amounts allowed by the provisions of the Code. The Company has adopted a Supplemental Pension Plan ("Supplemental Plan") that provides for payment of the difference between the benefits earned pursuant to the Retirement Plan, without regard to Code limits, and the amounts actually available from the Retirement Plan. Former and current executive officers (other than Messrs. Stephens and Von Wald), and other employees, are eligible to participate in the Supplemental Plan. Messrs. Stephens and Von Wald are parties to individual supplemental retirement arrangements adopted in 1994 in connection with which they received restricted stock awards and cash payments in 1994 as a partial offset to certain supplemental retirement benefits. See "Employment Agreements and Other Arrangements." The Supplemental Plan may be funded by contributions to an irrevocable Supplemental Pension Plan Trust ("Pension Trust") for the accounts of participants. No contributions were made to the Pension Trust in 1994. Contributions, if any, to the Pension Trust to fund the Supplemental Plan and earnings thereon are fully taxable to the individual, deductible by the Company and are reduced by applicable withholding taxes.

         The following Pension Plan Table sets forth the estimated annual benefits payable upon retirement, including amounts attributable to the Supplemental Pension Plan, for specified remuneration levels and years of service.

                                                                YEARS OF SERVICE
                                  --------------------------------------------------------------------------
               REMUNERATION            15             20              25              30              35
               ------------       -----------    -----------     -----------     -----------     -----------
                $  125,000          $ 24,955       $ 33,274        $ 41,592        $ 49,910        $ 58,229
                   150,000            30,206         40,274          50,343          60,412          70,480
                   175,000            35,455         47,273          59,091          70,909          82,727
                   200,000            40,705         54,274          67,842          81,410          94,979
                   250,000            51,205         68,273          85,341         102,409         119,477
                   300,000            61,706         82,274         102,843         123,412         143,980
                   400,000            82,705        110,273         137,841         165,409         192,977
                   500,000           103,705        138,274         172,842         207,410         241,979
                   600,000           124,706        166,274         207,843         249,412         290,980
                   700,000           145,705        194,273         242,841         291,409         339,977
                   800,000           166,705        222,274         277,842         333,410         388,979
                   900,000           187,706        250,274         312,843         375,412         437,980
                 1,000,000           208,705        278,273         347,841         417,409         486,977

______________________________
NOTES:
A. Had the individuals named in the Summary Compensation Table retired as of December 31, 1994, their respective five-year average salaries plus bonus, for purposes of the table set forth above, would have been as follows: Mr. Stephens, $834,681; Mr. Kashnow, $416,023; Mr. Von Wald, $355,320; and Mr.
     Cole, $297,800.

B. On December 31, 1994, the individuals named in the Summary Compensation Table had the following years of credited service under the Retirement
     Plan:  Mr. Stephens - 28; Mr. Kashnow - 7; Mr. Von Wald - 21; and Mr. Cole
     - 21.

C. The Retirement Plan provides for payment of a retirement allowance based on 1.02% of the participant's five-year average final salary up to Covered Compensation (as defined in the Retirement Plan) plus 1.4% of the participant's average final salary over Covered Compensation multiplied by the participant's years of benefit service up to a maximum of 35 years plus 1.33% of the participant's average final salary multiplied by the participant's years of service over 35 plus 2.5% of the value of the participant's refunded contributions and interest compounded at 5.0% until normal retirement age. Covered Compensation in 1994 was $22,716 and will be $24,312 in 1995. Salary, as defined in the Retirement Plan, includes payments under the Annual Incentive Compensation Plan, but excludes payments under the Company's Long-Term Cash Incentive Plan. The benefits are determined by using straight life annuity amounts and are not subject to reduction for Social Security benefits.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

         Each of the Named Executive Officers and certain other salaried executives of the Company have entered into three-year employment agreements which provide for lump sum separation payments upon any termination of employment other than termination for cause, voluntary resignation without "good reason" as defined in the employment agreements, or termination as a result of death, disability or retirement. For the Named Executive Officers, prior to a Change in Control, as defined below, separation payments under such contracts generally would have equalled a total of two times the annual salary, the full year bonus at target levels of performance under the Annual Incentive Compensation Plan and certain other benefits. Following a Change in Control, the definitions of "cause" and "good reason" are liberalized and benefits payable enhanced. Following a Change in Control, upon a termination of employment other than (i) for cause, (ii) a voluntary resignation without "good reason" or (iii) as a result of death, disability or retirement, benefits include two years' annual salary, two years' target annual bonus, two years' additional credit in certain cases under the Supplemental Plan, a pro-rata portion of the target annual bonus for the year of termination, the cash value of any unpaid performance units, a payment equal to the cost of 36 months welfare benefits and 24 months of continued perquisites. Change in Control is defined in the employment agreements to include a variety of events, including significant changes in the Company's stock ownership or board of directors, its dissolution, sales of significant assets by the Company, sale of an employee's business unit and significant reductions in the Company's work force. In the case of Messrs. Cole and Kashnow, such benefits are subject to a cap to limit any loss of tax deductions by the Company as a result of the "golden parachute" tax rules.

         In 1994, the Board of Directors adopted certain supplemental retirement arrangements for Messrs. Stephens and Von Wald in replacement of prior supplemental retirement arrangements. The new supplemental retirement agreement for each of them provides for the Company to pay each upon his termination of employment a lump sum benefit (the "Supplemental Benefit") equal to the present value of a single life annuity commencing at the time of such termination ranging from 30% to 60% of his highest average base salary plus cash bonus for three consecutive years during the preceding ten years ("Average Pay"), offset by amounts payable under the Retirement Plan plus certain other amounts, including the 1994 restricted stock awards of 340,000 shares and 150,000 shares, respectively, and cash payments made during 1994 of $1,300,000 and $500,000, respectively, and other payments previously made and to be made in connection with the executives' retirement arrangements. The 1994 restricted stock awards have a five-year vesting schedule and had a fair market value on the date of grant of $3,099,100 and $1,367,250, respectively. The vesting of the restricted stock and payment of dividends thereon are subject to a cap related to the supplemental retirement arrangements. If termination occurs (i) after attaining age 62, (ii) without cause, (iii) for "good reason,"
(iv) for death or "disability" or (v) after the occurrence of a Change in Control, the Supplemental Benefit will be 60% of Average Pay, and will be increased to compensate for the impact of the timing of taxation of the Supplemental Benefit (and the offsets thereto) as compared with the tax treatment of a single life annuity.

         The Company is also a party to a key man supplemental retirement agreement with Mr. Cole providing for a benefit in the event of termination of employment or death prior to age 55 and prior to the completion of 25 years of employment with the Company. The single life annual annuity for Mr. Cole under such key man agreement will increase from $52,789 (payable at age 50) if he terminates employment in 1995 to $79,305 if he terminates employment in 2004 before he attains age 55. In partial prepayment of such benefits, the Company paid Mr. Cole $180,000 in 1992. The payment is refundable only in the event of the termination of Mr. Cole's employment for cause. The amount paid by the Company will reduce benefits to be paid to Mr. Cole under the key man agreement. If retirement, termination of employment or death occurs after age 55, and after completion of 25 years of service, Mr. Cole will not receive benefits under the key man agreement, but instead will receive his retirement benefits solely under the Retirement Plan and the Supplemental Plan.

COMPENSATION COMMITTEE INTERLOCKS

         The Compensation Committee is currently comprised of Ms. Anderson (Chairperson) and Messrs. Drew, Falise, Fowler, Goodwin, Hammes, Klein, Markey, Storey and Troubh. No interlocks existed during 1994 between the Compensation Committee and the officers or employees of the Company.

PERFORMANCE GRAPH

         Presented below is a graph comparing the total stockholder return on Common Stock, assuming full dividend reinvestment, with the Standard & Poor's 500 Index, the Standard & Poor's Paper & Forest Products Index (which reflects the business conducted by one of the Company's primary operating subsidiaries, Riverwood International Corporation) and the Standard & Poor's Building Materials Index (which reflects the business conducted by the Company's other primary operating subsidiary, Schuller International Group, Inc.). The graph compares the Company's performance to the other indices for the five-year period ended December 31, 1994.

                               MANVILLE         S&P 500     S&P 155      S&P 400
MEASUREMENT PERIOD            CORPORATION        INDEX       INDEX        INDEX
12-31-89                        100.00           100.00     100.00       100.00
12-31-90                         50.68            96.86      90.29        85.43
12-31-91                         86.30           125.92     114.35       124.62
12-31-92                        105.92           135.28     130.63       152.69
12-31-93                        115.62           148.73     143.75       203.31
12-31-94                        124.25           150.62     149.78       157.07

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth the identity of beneficial owners believed by the Company to own more than five percent of the outstanding shares of Common Stock as of March 15, 1995.


 TITLE OF              NAME AND ADDRESS OF                             AMOUNT OF                   PERCENT
  CLASS                 BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP             OF CLASS
- - ---------            -----------------------                    -----------------------           --------
Common               Manville Personal                               96,000,000 shares             78.1%
Stock                Injury Settlement Trust (1)
                     8260 Willow Oaks Corporate Drive
                     Sixth Floor
                     P. O. Box 10415
                     Fairfax, Virginia  22031





(1) At March 15, 1995, the Trustees of the Trust were: Robert A. Falise, Chairman and Managing Trustee, Louis Klein, Jr., Frank J. Macchiarola, Christian E. Markey, Jr. and Charles T. Hagel. Messrs. Falise, Klein and Markey serve on the Company's Board of Directors.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth the number of shares of Common Stock beneficially owned by all Directors and executive officers and all current Directors and executive officers as a group as of March 15, 1995. With respect to executive officers of the Company, the number of shares beneficially owned includes shares owned as of March 15, 1995 pursuant to the Manville Employees Thrift Plan. Each Director and executive officer has sole voting and investment power with respect to such shares except that 792,500 shares owned by the current executive officers as a group are restricted as to transfer pursuant to the Manville Corporation Stock Incentive Plan. As of March 15, 1995, the percentage of Common Stock beneficially owned by any Director, or by all Directors and executive officers as a group, does not exceed more than 1.0% of the outstanding shares of the Common Stock, excluding the 96,000,000 shares of Common Stock owned by the Trust and attributed to certain directors who disclaim beneficial ownership of such shares.

                                                                                            COMMON STOCK
        NAME OF BENEFICIAL OWNER                                                         BENEFICIALLY OWNED
        ------------------------                                                         ------------------
        Bette B. Anderson . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             500
        John C. Burton  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,000
        Robert E. Cole  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          89,791 (1)
        Ernest H. Drew  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,000
        Robert A. Falise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      96,000,000 (2)
        Robert E. Fowler, Jr.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4,000
        Todd Goodwin  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19,100
        Michael N. Hammes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               0
        John N. Hanson  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,000
        Richard A. Kashnow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         143,062 (3)
        Louis Klein, Jr.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      96,000,000 (2)
        Stanley J. Levy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           1,000
        Christian E. Markey, Jr.    . . . . . . . . . . . . . . . . . . . . . . . . . .      96,000,000 (2)
        W. Thomas Stephens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         766,155 (4)
        Will M. Storey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2,000
        Raymond S. Troubh . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           5,000
        Richard B. Von Wald . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         269,600 (5)
        All Directors and current executive officers as a group (17 persons)  . . . . .      97,307,208 (2)(6)

(1)     Includes options to purchase 28,200 shares of Common Stock.

(2) 96,000,000 of these shares are owned by the Trust, of which Mr. Falise is the Chairman and Managing Trustee, and Messrs. Klein and Markey are Trustees. Voting power with respect to such shares is shared by all five Trustees of the Trust, and none of Messrs. Falise, Klein or Markey can vote the shares alone. Each of Messrs. Falise, Klein and Markey disclaims beneficial ownership of any shares of Common Stock. Pursuant to the Trust Agreement, no Trustee may individually own any securities of the Company or its affiliates or have any other direct or indirect financial interest in the Company or its affiliates.

(3)     Includes options to purchase 42,400 shares of Common Stock.

(4)     Includes options to purchase 104,000 shares of Common Stock.

(5)     Includes options to purchase 42,400 shares of Common Stock.

(6)     Includes options to purchase 217,000 shares of Common Stock.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                               (Proxy Item No. 2)

         The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders at the forthcoming Annual Meeting, the firm of Coopers & Lybrand L.L.P. as independent accountants of the Company for the year 1995. Coopers & Lybrand L.L.P. has acted as the independent accountants of the Company for more than fifty years and, the Company is advised, has had no financial interest, direct or indirect, in the Company or any affiliate thereof, nor, other than providing certain non-audit services, any other connection with the Company during the past three years. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting to answer appropriate questions from stockholders and will have an opportunity to make a statement to stockholders.

         During 1994, the Company paid Coopers & Lybrand L.L.P. approximately $2.6 million for audit services, and approximately $440,000 for non-audit services. Audit services rendered in 1994 included services related to recurring audit activities and non-recurring audit activities for debt and equity offerings. Non-audit services consisted primarily of tax consultation and services related to accounting for retiree medical expenses.

         Although the submission of this proposal to a vote of the stockholders is not legally required, the Board of Directors believes that such action follows sound corporate practice and is in the best interest of the stockholders, to whom the independent accountants are ultimately responsible. In the event of a negative vote on this proposal by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, or the termination of the appointment of Coopers & Lybrand L.L.P. during the year by the Board of Directors, management will recommend a different firm of independent accountants for approval by the Board of Directors.

         Your Board of Directors recommends a vote FOR ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants of the Company.

                                 OTHER BUSINESS

         Management knows of no business which will be presented for consideration other than the matters described in the Notice of Annual Meeting. If other matters are presented, it is the intention of the persons designated as Proxies to vote in accordance with their judgment on such matters.

                               VOTING PROCEDURES

         The affirmative vote of the holders of a plurality of the shares of the Common Stock present or represented by proxy at the Annual Meeting and entitled to vote is required for the election of each Director nominee. The ratification of the appointment of Coopers & Lybrand L.L.P. may be authorized by a majority of the votes cast in person or by proxy at the Annual Meeting by holders of shares entitled to vote thereon. On all matters presented to stockholders, votes may be cast in favor or against such matter, or a stockholder may abstain from voting. Abstentions are counted for the purpose of determining the presence of a quorum for the transaction of business. Abstentions are also counted in the tabulation of the total number of shares entitled to vote on matters presented to stockholders, and thus have the effect of a vote against the proposal. Brokers who hold shares in street name for beneficial owners have the authority to vote on certain routine matters, including without limitation, the election of Directors and ratification of the appointment of auditors, when brokers have not received voting instructions from the beneficial owners. As to other matters, brokers may not vote shares held for beneficial owners without specific instructions from such beneficial owners ("broker non-votes"). Broker non-votes are counted for determining the presence of a quorum. Broker non-votes are not counted, however, in the tabulation of the total number of shares entitled to vote on matters presented to stockholders. The inspectors of election appointed by the Company will count all votes cast, in person or by submission of a properly executed proxy, before the closing of the polls at the Annual Meeting.

                 STOCKHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

         Proposals of stockholders intended to be presented at the Company's 1996 Annual Meeting must be received by the Secretary of the Company no later than December 18, 1995. Proposals received after that date may be excluded from the Company's proxy materials. No stockholder proposals have been received by the Secretary of the Company for presentation at the Company's 1995 Annual Meeting.


         By Order of the Board of Directors




         Richard B. Von Wald
         Senior Vice President,
         General Counsel and Secretary



April 5, 1995





***************************************************************************
*                                                                         *
*  A copy of the Company's Annual Report on Form 10-K filed with the      *
*  Securities and Exchange Commission for the fiscal year ended December  *
*  31, 1994, without exhibits, may be obtained by a stockholder of the    *
*  Company, without charge, by writing to Manville Corporation, c/o       *
*  Investor Relations, P.O. Box 5108, Denver, Colorado 80217-5108.        *
*                                                                         *
***************************************************************************

PROXY

                             MANVILLE CORPORATION
                     P.O. Box 5108, Denver, CO 80217-5108

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
         This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Will M. Storey, Raymond S. Troubh and W. Thomas Stephens or any of them as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Manville Corporation held of record by the undersigned on April 4, 1995, at the Annual Meeting of Stockholders to be held on June 2, 1995 or at any adjournment thereof.

                                                        Change of Address
  The Board of Directors recommends a vote FOR
  election of John C. Burton, Robert A. Falise,  ------------------------------
  Robert E. Fowler, Jr., Todd Goodwin,           ------------------------------
  Michael N. Hammes, John Nils Hanson,           ------------------------------
  Kathryn Rudie Harrigan, Louis Klein, Jr.,      ------------------------------
  Stanley J. Levy, Christian E. Markey, Jr.,     (If you have written in the
  W. Thomas Stephens, Will M. Storey and         above space, please mark the
  Raymond S. Troubh as Directors.                corresponding box on the
                                                 reverse side of this card.)

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. Please sign this card on the reverse side. A return envelope is enclosed for your convenience in returning the card.

                                                                   SEE REVERSE
                                                                       SIDE


/X/ Please mark your                                                        9835
    votes as in this
    example.

    This proxy when properly executed will be voted in the manner directed below. If no direction is given, this proxy will be voted FOR Proposals 1 and 2.

- - --------------------------------------------------------------------------------
       The Board of Directors recommends a vote FOR Proposals 1 and 2.
- - --------------------------------------------------------------------------------

                     FOR     WITHHELD                               FOR    AGAINST    ABSTAIN
1. Election of       / /       / /       2. Approval of Appoint-    / /      / /        / /      If you plan to attend the 1995  / /
   Directors                                ment of Independent                                  Annual Meeting in Atlanta,
   (see reverse)                            Accountants.                                         Georgia, please check this
                                                                                                 box.
For, except vote withheld from the following nominee(s):
                                                                                                              Change of Address  / /
                                                                                                              on Reverse Side
- - ---------------------------------------------------------

- - --------------------------------------------------------------------------------
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.


                                    Please sign exactly as name appears hereon.
                                    Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.




                                    --------------------------------------------



                                    --------------------------------------------
                                      SIGNATURE(S)                       DATE